United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    June 6, 2002

DIGENE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28194	52-1536128

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road Gaithersburg, Maryland	20878

(Address of Principal Executive Offices)	(Zip Code)

(301) 944-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS.

     Digene Corporation (“Digene”) and Institut Pasteur are parties to a Cross License Agreement dated April 1, 1990 (the “Cross License”). Under the Cross License, Institut Pasteur granted to Digene a worldwide license to United States patents and patent applications and corresponding foreign patent applications relating to human papillomavirus types 39 and 42 and foreign patents and applications relating to human papillomavirus type 33. In return, Digene granted to Institut Pasteur a worldwide license to Digene’s three United States patents and corresponding foreign patents and applications relating to human papillomavirus types 35, 43 and 56. The Cross License is non-exclusive. Under the Cross License, both parties are restricted from granting additional licenses to the intellectual property subject to the cross licenses.

     On June 6, 2002, Digene, issued a press release announcing that it had been notified by Institut Pasteur that it had transferred to F. Hoffmann-La Roche Ltd. the HPV intellectual property estate of Institut Pasteur. Such transfer included an assignment of the Cross License. A copy of Digene’s press release reporting such assignment is filed as Exhibit 99.1 to this Form 8-K Current Report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS:

(c) Exhibits:

Exhibit No.	Description:

99.1	Press Release, dated June 6, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)

Date: June 11, 2002	/s/ Charles M. Fleischman By: Charles M. Fleischman Title: President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated June 6, 2002